EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98202, 333-3878 and 333-85639) of Flushing Financial Corporation of our report dated January 29, 2003 relating to the consolidated financial statements, which appears in the 2002 Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.


/S/ PRICEWATERHOUSECOOPERS LLP


New York, New York

March 27, 2003